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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement No. 333-1800 of Medaphis Corporation on Form S-4 and to the incorporation by reference in Registration Statements Nos. 33-46847, 33-64952, 33-67752, 33-71556, 33-88442, 33-88444, 33-90876, 33-90874, 33-95742, 33-95746, 33-95748,
333-03213, 333-07201, 333-07203 and 333-07627 of Medaphis Corporation on Form
S-8 of our report dated March 31, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), appearing in the Annual Report on Form 10-K of Medaphis Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 31, 1997